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                                                                Exhibit 23.3





The Board of Directors,
Childs & Childs Granite Company, Inc.
 and C&C Granite Company, Inc.:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration statement.



                                      /s/ KPMG Peat Marwick LLP
                                      ------------------------------
                                          KPMG Peat Marwick LLP


Atlanta, GA
October 20, 1997